EXHIBIT 10.64

                                                                           Draft
                                                                         9/20/96
                                                                         9/24/96
                                                                         9/30/96
                                                                         10/4/96

                               MARKETING AGREEMENT

        THIS MARKETING AGREEMENT (the "Agreement") dated as of ___________, 1996 by and among Castle Dental Centers of New York, Inc., a New York corporation ("Castle"), Castle Dental Centers, Inc., a Delaware Corporation ("CDC"), American Medical and Life Insurance Company, a New York insurance company ("AMLI"), and Jules V. Lane D.D.S.("Dr. Lane") who agree as follows:

1. INTRODUCTION. Prior to the date of this Agreement, on September 3, 1996, Castle, Dr. Lane and certain other parties entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") which contemplated the purchase by Castle of certain identified assets and the negotiation and execution of certain other agreements between Castle and certain other parties, all as more fully described in the Asset Purchase Agreement. The parties hereto have entered into this Agreement to document certain of such additional agreements reached by them as contemplated by the Asset Purchase Agreement. Initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

2. RECIPROCAL MARKETING ARRANGEMENT. In markets in the State of New York served by dental practices managed by Castle in which AMLI offers dental insurance, AMLI agrees (i) to include information provided by Castle regarding its managed dental practices in marketing materials produced and distributed by or on behalf of AMLI relating to dental insurance or the provision of dental services to AMLI policyholders, and (ii) subject to the ability of AMLI to reach agreement with such managed dental practices regarding fee structure and the ability of Castle to perform contracted services, to maintain preferred provider relationships with dental practices managed by Castle and to offer such dental practices as preferred providers to AMLI policyholders and other covered parties. AMLI shall have the right to approve the information provided by Castle for inclusion in the AMLI marketing materials, such approval not to be unreasonably withheld.

In markets in the State of New York served by dental practices managed by Castle in which AMLI offers dental insurance, Castle agrees to include information provided by AMLI regarding its insurance programs in marketing materials produced and distributed by or on behalf of dental
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practices managed by Castle relating to the provision of dental services by such managed dental practices. Castle shall have the right to approve the information provided by AMLI for inclusion in the marketing materials produced and distributed by or on behalf of dental practices managed by Castle, such approval not to be unreasonably withheld.

3. RECIPROCAL RIGHT OF FIRST REFUSAL FOR ADDITIONAL MARKETS. AMLI agrees to offer dental practices managed by Castle or one of its affiliates the right of first refusal to participate on substantially the same terms and conditions as set forth in Section 2 in markets in states other than New York in which AMLI offers dental insurance. CDC agrees to cause its appropriate affiliate to offer AMLI the right of first refusal to participate on substantially the same terms and conditions as set forth in Section 2 in markets in states other than New York in which an affiliate of CDC manages dental practices and in which AMLI is licensed to offer dental insurance.

4. OBLIGATIONS SUBJECT TO REGULATORY COMPLIANCE. The obligations of CDC or its affiliates and AMLI herein are subject to the ability of CDC or its affiliates and/or AMLI to perform their respective obligations hereunder in compliance with applicable laws and regulations of the jurisdictions in which the performance of this Agreement will be undertaken. Nothing contained herein shall be construed as requiring any party hereto to act in violation of such laws and regulations.

5. CONFIDENTIALITY. The parties hereto acknowledge that the transactions contemplated by this Agreement involve the likelihood of each party hereto having access to and knowledge of Confidential Information (as hereinafter defined) of the other. CDC, on behalf of itself and its affiliates, and AMLI each agree that it will not, during or after the term of this Agreement, in whole or in part, disclose such Confidential Information of the other to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall it make use of any such Confidential Information for its own purposes or for the purposes of others; provided, however, that nothing in this Section shall be construed to prohibit the disclosure of such Confidential Information by a party hereto (i) to an officer, director employee or agent of CDC or its affiliates or AMLI who is subject to a confidentiality obligation in favor of the disclosing party; (ii) as is reasonably necessary for the performance of its duties and responsibilities under this Agreement; or
(iii) as otherwise required by law. If a party hereto is required by law to disclose "Confidential Information," such party shall notify the other party, in writing, of the nature of such disclosure and the Confidential Information to be disclosed, as soon as is possible and/or practical, and permit such other party the opportunity to contest or limit such disclosure.

6. CONFIDENTIAL INFORMATION DEFINED. The term "Confidential Information" shall mean any information of CDC or its affiliates or AMLI, as the case may be (whether written or oral), including all notes, studies, patient lists, information, forms, business or management methods,

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marketing data, fee schedules, or trade secrets of CDC or its affiliates or
AMLI, as the case may be. Confidential Information shall also include the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by a party hereto or its affiliates, advisors, or representatives);
(ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than a party hereto or its affiliates, advisors, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to a party hereto of which the receiving party has knowledge at the time of such disclosure; or
(iii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to a party hereto.

7. DELIVERY OF MATERIALS. Each party hereto further agrees to deliver to the other at the termination of this Agreement, or at any other time upon request, all correspondence, memoranda, notes, records (including computer records and data), drawings, sketches, plans, customer lists, and other documents, which are made, composed, or received by a party hereto solely or jointly with others, during the term of this Agreement and which are in such party's possession, custody, or control at such date and which are related in any manner to the past, present or anticipated business of CDC or its affiliates or AMLI.

8. TERM. Unless terminated sooner by the written agreement of the parties hereto, the term of this Agreement shall commence on the date hereof and continue for the longer of (i) four years from the date hereof; (ii) the period of time that Dr. Lane serves as a director of CDC; or (iii) the period until CDC's right of first offer to purchase AMLI contained in the Ancillary Agreement by and among the parties hereto has finally expired. This Agreement may be extended, either during or at the end of its term, for an additional period on the mutual agreement of the parties hereto and AMLI.

9.      MISCELLANEOUS.

               9.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties hereto.

               9.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

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               9.3 HEADINGS. The headings of the Sections and paragraphs of this
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

               9.4 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

               9.5 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

               9.6 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to Castle, to:

               Castle Dental Centers of New York, Inc.
               1360 Post Oak Boulevard
               Suite 1300
               Houston, Texas   77056-3021

               with a copy to:

               Mr. William D. Gutermuth
               Bracewell & Patterson, L.L.P.
               South Tower Pennzoil Place
               711 Louisiana, Suite 2900
               Houston, Texas   77002-2856

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               if to AMLI, to:

               American Medical and Life Insurance Company
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

               with a copy to:

               Mr. Michael G. Yamin
               Kaufmann, Feiner, Yamin,
                 Gildin & Robbins, LLP
               777 Third Avenue
               New York, New York   10017

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

               9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to conflict of law rules thereof.

               9.8 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

               9.9 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                            CASTLE DENTAL CENTERS OF NEW YORK,
                                            INC.

                                            By:_____________________________
                                               Name:  Jack H. Castle, Jr.
                                               Title:  Chief Executive Officer

                                            CASTLE DENTAL CENTERS,  INC.

                                            By:_____________________________
                                               Name:  Jack H. Castle, Jr.
                                               Title:  Chief Executive Officer

                                            AMERICAN MEDICAL AND LIFE INSURANCE
                                            COMPANY

                                            By:_____________________________
                                               Name:  Jules V. Lane D.D.S.

                                            --------------------------------
                                            Jules V. Lane D.D.S.

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